UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2012

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On January 25, 2012, Aon Corporation, a Delaware corporation (the “Company”), established the date for a special meeting of its stockholders to consider and vote on the previously announced Agreement and Plan of Merger and Reorganization, dated as of January 12, 2012 (the “Merger Agreement”) with Market Mergeco Inc., a newly-formed Delaware corporation (“Mergeco”) and wholly owned subsidiary of Aon Holdings LLC, a newly-formed Delaware limited liability company (“Aon Intermediate”) and wholly-owned subsidiary of the Company.  The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Mergeco will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Aon Intermediate (the “Merger”).  Aon Intermediate will become, in connection with the Merger, a wholly owned subsidiary of Aon Global Limited, a newly-formed private limited company incorporated under English law which, prior to the effective time of the Merger, will re-register as a public limited company named “Aon plc” or a similar name (“Aon UK”).  The Company’s stockholders will also consider and vote on the proposed reduction of capital of Aon UK, on an advisory vote regarding compensation that may be payable to certain named executive officers of the Company in connection with the Merger and their relocation to the United Kingdom and on a proposal to adjourn the special meeting, if necessary, to solicit additional votes in favor of the vote regarding the Merger Agreement.

The special meeting of stockholders of the Company will be held on March 16, 2012.  All stockholders of record of the Company at the close of business on February 6, 2012, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting.

Additional Information

This communication is being made in respect of a proposed corporate reorganization involving the Company, which will result in the Company’s stockholders holding Class A Ordinary Shares in a newly-formed public limited company organized under English law.  In connection with the proposed reorganization, Aon UK has filed with the SEC a registration statement on Form S-4 that included a preliminary proxy statement/prospectus, and each of the Company and Aon UK may be filing with the SEC other documents regarding the proposed reorganization.  At the appropriate time, the definitive proxy statement/prospectus regarding the proposed reorganization will be mailed to the Company’s stockholders.  Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive proxy statement/prospectus regarding the proposed reorganization and any other relevant documents filed by either the Company or Aon UK with the SEC when they become available because they will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) or from Aon by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” or by directing a request to 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations.

The Company and Aon UK and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  You can find information about the Company’s directors and executive officers in its definitive proxy statement filed with the SEC on April 8, 2011.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

	By:	/s/ Ram Padmanabhan
Ram Padmanabhan
Vice President, Chief Counsel — Corporate and Corporate Secretary
Date: January 26, 2012